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                                                                    EXHIBIT 10.5

                         INTERMOUNTAIN COMMUNITY BANCORP

                           DIRECTOR STOCK OPTION PLAN

1. PURPOSE OF THE PLAN. The purpose of this Director Stock Option Plan ("Plan") is to provide additional incentives to Directors of Panhandle Bancorp, an Idaho corporation ("Bancorp"), thereby helping to attract and retain the best available personnel for positions as directors of Bancorp and otherwise promoting the success of the business activities of Bancorp. Bancorp intends that Options issued under this Plan will constitute nonqualified stock options.

2.       DEFINITIONS. As used in this Plan, the following definitions apply:

         a. "Bancorp" has the meaning set forth in paragraph 1 of this Plan.

         b.       "Board" means the Board of Directors of Bancorp.

         c. "Common Stock" means Bancorp's common stock, currently with a par value of $2.50 per share.

         d. "Committee" has the meaning set forth in subparagraph 4(a) of this Plan.

         e. "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

         f. "Date of Grant" means of an Option means the date on which the Committee makes the determination granting such Option, or such later date as the Committee may designate. The Date of Grant shall be specified in the Option agreement.

         g. "Director" means any person serving as a member of the Board of Bancorp.

         h. "Exercise Price" has the meaning set forth in subparagraph 4(b)(2) of this Plan.

         i. "Option" means a stock option granted under this Plan, which constitutes a nonqualified stock option.

         j.       "Optionee" means a Director who receives an Option.

         k.       "Plan" has the meaning set forth in paragraph 1 of this Plan.

         l. "Parent" means any corporation owning at least eighty percent (80%) of the total voting power of the issued and outstanding stock of Bancorp, and eighty percent (80%) of the total value of the issued and outstanding stock of Bancorp.

         m. "Subsidiary" means any bank or other corporation of which not less than fifth percent (50%) of the voting shares are held by Bancorp or a Subsidiary, whether

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                  or not such corporation now exists or is hereafter organized or acquired by Bancorp or a Subsidiary.

3.       STOCK SUBJECT TO OPTIONS.

         a. Number of Shares Reserved. The maximum number of shares which may be optioned and sold under this Plan is 50,000 shares of the Common Stock of Bancorp (subject to adjustment as provided in subparagraph 6(j) of this Plan). During the term of this Plan, Bancorp will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of this Plan.

         b. Expired Options. If any outstanding Option expires or becomes unexercisable for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option will again become available for other Options.

4.       ADMINISTRATION OF THE PLAN.

         a. The Committee. The Board will administer this Plan directly, acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least three Board members. All references in the Plan to the "Committee" refers to this separate Committee, if any is established, or if none is then in existence, refers to the Board as a whole. Once appointed, any Committee will continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution, and fill vacancies however caused. The Committee will select one of its members as chairman, and will hold meetings at such times and places as the chairman or a majority of the Committee may determine. At all times, the Board will have the power to remove all members of the Committee and thereafter to directly administer this Plan as a Committee of the whole.

                  (1) Members of the Committee who are eligible for Options or who have been granted Options will be counted for all purposes in determining the existence of a quorum at any meeting of the Committee and will be eligible to vote on all matters before the Committee respecting the granting of Options or administration of this Plan.

                  (2) At least annually, the Committee must present a written report to the Board indicating the Directors to whom Options have been granted since the date of the last such report, and in each case the Date of Grant, the number of shares optioned, and the per-share Exercise Price.

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         b.       Powers of the Committee. All actions of the Committee must be either (i) by a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting. All decisions, determinations and interpretations of the Committee will be final and binding on all persons, including all Optionees and any other holders or persons interested in any Options, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Option. Subject to all provisions and limitations of the Plan, the Committee will have the authority and discretion:

                  (1) to determine the Directors to whom Options are to be granted, the Dates of Grant, and the number of shares to be represented by each Option;

                  (2) to determine the price at which shares of Common Stock are to be issued under an Option, subject to subparagraph 6(b) of this Plan ("Exercise Price");

                  (3) to determine all other terms and conditions of each Option granted under this Plan (including specification of the dates upon which Options become exercisable, and whether conditioned on performance standards, periods of service or otherwise), which terms and conditions can vary between Options;

                  (4) to modify or amend the terms of any Option previously granted, or to grant substitute Options, subject to subparagraphs 6(l) and 6(m) of this Plan;

                  (5) to authorize any person or persons to execute and deliver Option agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effect the grant of Options by the Committee;

                  (6) to interpret this Plan and to make all other determinations and take all other actions which the Committee deems necessary or appropriate to administer this Plan in accordance with its terms and conditions.

5. ELIGIBILITY. Options may be granted only to Directors. Granting of Options under this Plan will be entirely discretionary with the Committee. Adoption of this Plan will not confer on any Director any right to receive any Option or Options under this Plan unless and until said Options are granted by the Committee, in its sole discretion. Neither the adoption of this Plan nor the granting of any Options under this Plan will confer upon any Director or Optionee any right with respect to continuation of status as a Director, nor will the same interfere in any way with his or her right or with the right of the shareholders of Bancorp or any Subsidiary to terminate his or her status as a Director at any time.

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6.       TERMS AND CONDITIONS OF OPTIONS. All Options granted under this Plan must be authorized by the Committee, and must be documented in written Option agreements in such form as the Committee will approve from time to time, which agreements must comply with and be subject to all of the following terms and conditions:

         a. Number of Shares. Each Option agreement must state the number of shares subject to Option. Any number of Options may be granted to a single eligible Director at any time and from time to time.

         b. Exercise Price and Consideration. Each option agreement must state the Exercise Price for the shares of Common Stock to be issued under the Option, which price must be not less than the greater of (1) the fair market value of the Common Stock or
                  (2) the net book value of the Common Stock at the time of grant, as is determined by the Committee. The Exercise Price is payable either (i) in United States dollars upon exercise of the Options, or (ii) if approved by the Board or Committee, other consideration including without limitation Common Stock of Bancorp, services, or other property.

         c. Term of Option. Subject to other applicable provisions of this Plan including but not limited to subparagraphs 6(g), 6(h) and 6(i), the term of each Option will be determined by the Committee in its discretion.

         d. Non-transferability of Options. No Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         e. Manner of Exercise. An Option will be deemed to be exercised when written notice of exercise has been given to Bancorp in accordance with the terms of the Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock subject to said notice.

         f. Rights as Shareholder. An Optionee shall have none of the rights of a shareholder with respect to any shares covered by his or her Option unless and until the Optionee has exercised such Option and submitted full payment for the shares.

         g. Death of Optionee. In the event of the death of an Optionee who at the time of his or her death was a Director and who had been in Continuous Status as a Director since the Date of Grant of the Option, the Option will terminate on the earlier of (i) one year after the date of death of the Optionee, or
                  (ii) the expiration date otherwise provided in the Option agreement, except that if the expiration date should occur during the 180-day period immediately following the Optionee's death, such Option will terminate at the end of such 180-day period. The Option will be exercisable at any time prior to such termination by the Optionee's estate, or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee.

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         h.       Disability of Optionee. If an Optionee's status as a Director is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) and if said Optionee had been in Continuous Status as a Director at all times between the Date of Grant of the Option and the termination of his or her status as a Director, his or her Option will terminate on the earlier of (i) one year after the date of termination of his or her status as a Director, or (ii) the expiration date otherwise provided in his or her Option agreement.

         i.       Termination of Status as a Director.

                  (1) If an Optionee's status as a Director is terminated at any time after the grant of an Option to such Director for any reason other than death or disability, as provided in subparagraphs 6(g) and 6(h) of this Plan, and excepting if the Director is removed for cause, as provided in subparagraph (2) below, such Option will terminate on the earlier of
                           (i) the same day of the sixth month after the date of termination of his or her status as a Director, or
                           (ii) the expiration date otherwise provided in his or her Option agreement.

                  (2) If an Optionee is removed as a Director for cause at any time after the grant of an Option to such Director, then such Option will terminate on the date of termination of his or her status as a Director. For this purpose, cause will be deemed to exist only if the Board has reasonable grounds to believe that Bancorp has suffered or will suffer substantial injury as a result of the gross negligence or dishonesty of the Director who is removed.

         j. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of Bancorp, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock available for grant of additional Options, and the per-share Exercise Price in each outstanding Option, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by Bancorp; provided, however, that conversion of any convertible securities of Bancorp will not be deemed to have been "effected without receipt of consideration." Such adjustment will be made by the Committee, whose determination in that respect will be final, binding and conclusive.

                  (1) Except as otherwise expressly provided in this subparagraph 6(j), no Optionee will have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock, and no issuance by Bancorp of shares of stock

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                           of any class, or securities convertible into shares
                           of stock of any class, will affect the number of shares or Exercise Price subject to any Options, and no adjustments in Options will be made by reason thereof. The grant of an Option under this Plan will not affect in any way the right or power of Bancorp to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

         k. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an Option granted under this Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, including applicable federal and state securities laws. As a condition to the exercise of an Option, Bancorp may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for Bancorp, such a representation is required by any of the aforementioned relevant provisions of law.

         l. Corporate Sale Transactions. In the event of the merger or reorganization of Bancorp with or into any other corporation, the sale of substantially all of the assets of Bancorp, or a dissolution or liquidation of Bancorp (collectively, "Sale Transaction"), (1) all outstanding Options that are not then fully exercisable will become exercisable upon the date of closing of any sale transaction or such earlier date as the Committee may fix; and (2) the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee. In such event, however, the Committee must notify each Optionee of such action in writing not less than sixty (60) days prior to the termination date fixed by the Committee, and each Optionee must have the right to exercise his or her Option prior to said termination date.

         m. Substitute Stock Options. In connection with an internal reorganization of Bancorp, the Committee is authorized, in its discretion, to substitute for any unexercised Option, a new option for shares of the resulting entity's stock.

         n. Tax Compliance. Bancorp, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by Bancorp under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee, or holder, of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by Bank under applicable tax laws. Withholding or reporting will be considered required for

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                  purposes of this subparagraph if the Committee, in its sole discretion, so determines.

         o. Other Provisions. Option agreements executed under this Plan may contain such other provisions as the Committee will deem advisable.

7. TERM OF THE PLAN. This Plan will become effective and Options may be granted upon the Plan's approval by the Board, subject to shareholder approval. Unless sooner terminated as provided in subparagraph 7(a) of this Plan, this Plan will terminate on the tenth (10th) anniversary of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of this Plan.

         a. Amendment or Early Termination of the Plan. The Board may terminate this Plan at any time. The Board may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without approval of the shareholders, no revision or amendment will increase the number of shares of Common Stock subject to this Plan other than in connection with an adjustment under subparagraph 6(j) of this Plan.

         b. Effect of Amendment or Termination. No amendment or termination of this Plan will affect Options granted prior to such amendment or termination, and all such Options will remain in full force and effect notwithstanding such amendment or termination.

8. SHAREHOLDER APPROVAL. Adoption of this Plan will be subject to ratification by affirmative vote of shareholders owning at least a majority of the outstanding Common Stock of Bancorp at a duly convened meeting.

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                             CERTIFICATE OF ADOPTION

         I certify that the foregoing Director Stock Option Plan was approved by the Board of Directors of Panhandle Bancorp on January 14, 1999.

                                          /s/ Terry L. Merwin
                                          -----------------------------
                                          Terry L. Merwin, Secretary

         I further certify that the foregoing Director Stock Option Plan was approved by the shareholders of Panhandle Bancorp on August 18, 1999.

                                          /s/ Terry L. Merwin
                                          ---------------------------------
                                          Terry L. Merwin, Secretary

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